EXHIBIT 3

                       PURCHASE AGREEMENT dated as of June 9, 1995 between MELLON BANK CORPORATION, a multibank holding company incorporated under the laws of Pennsylvania ("Purchaser") and AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC. ("Seller"), a New York corporation which is a wholly-owned subsidiary of American Express Company, a New York corporation.

            Pursuant to and on the terms of this Agreement, the Seller desires to sell, and the Purchaser desires to purchase, 3,750,000 shares of the Purchaser's common stock, $0.50 par value (the "Common Stock"), and Warrants to acquire 4,500,000 shares of Common Stock (the "Warrants").

            SECTION 1.  Sale and Purchase of Common Stock and Warrants.

            SECTION 1.1. At the Closing. Subject to the terms and conditions of, and in reliance upon the representations and warranties set forth in, this Agreement, Seller agrees to sell to the Purchaser, and Purchaser agrees to purchase from Seller, on the Closing Date at the Purchase Price referred to in Section 1.3., the Common Stock and the Warrants (collectively the "Securities").

            SECTION 1.2. Closing. The closing of the purchase and sale of the Securities (the "Closing") shall take place at the offices of Seller, World Financial Center, New York, New York 10285, on the date hereof, or at such other place and date as the parties hereto may agree (the "Closing Date").

            At the Closing, Seller shall deliver to Purchaser certificates representing the Common Stock and Warrants, duly endorsed in blank, or accompanied by a stock power or other proper instrument of assignment duly executed in blank, against payment of the Purchase Price to Seller or its order by wire transfer, payable in same day funds. The parties acknowledge that the delivery of the Warrants will be fully satisfied by delivery of a warrant certificate representing the right to purchase 3,000,000 shares of Common Stock since a new warrant certificate was not issued to reflect the three for two split of the Common Stock by the Purchaser in November 1994.

            SECTION 1.3. Purchase Price. The purchase price for the Common Stock shall be $158,906,250 and the purchase price for the Warrants shall be $54,000,000 (collectively, the "Purchase Price").

            SECTION 1.4.  Conditions.  The Purchaser shall not be
       obligated to purchase any of the Securities unless Seller shall have delivered to Purchaser certificates representing all the Securities, duly indorsed in blank or accompanied by a stock power or other proper instrument of assignment duly executed in blank, and the Seller shall not be obligated to sell any Securities unless Purchaser shall have delivered the Purchase Price by wire transfer in same day funds.



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            SECTION 2.  Representations and Warranties of Seller.  Seller
            represents and warrants to Purchaser as follows:

            SECTION 2.1. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Seller has all the requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Seller and constitutes Seller's legal, valid and binding obligation enforceable in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally).

            SECTION 2.2. The execution, delivery and performance of this Agreement will not (i) violate any provision of Seller's Certificate of Incorporation or By-laws or (ii) in any material way conflict with or result in any breach of any of the terms, conditions or provisions of or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of Seller pursuant to, the terms of any material indenture, mortgage, deed of trust, bank loan or credit agreement or other material agreement or instrument to which Seller is a party or by which it or any of its assets may be bound.

            SECTION 2.3. Seller has good and valid title to the Securities, free and clear of any liens, encumbrances, security interests, options, charges and restrictions of any kind. Assuming the Purchaser has the requisite power and authority to purchase the Securities, upon delivery to the Purchaser at the Closing of certificates representing the Securities, duly endorsed or assigned in blank, and upon receipt by Seller of the Purchase Price, good and valid title to the Securities will pass to the Purchaser, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind, other than those arising from acts of the Purchaser or its affiliates.

            SECTION 2.4 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) require Seller or its subsidiaries to file or register with, notify, or obtain any permit, authorization, consent or approval of, any governmental or regulatory authority, except for such filings on Schedule 13D of the Securities Exchange Act of 1934 as may be required; or (b) violate any law or statute or any order, writ, injunction, decree, judgment or ruling of any court or governmental authority applicable to Seller or its subsidiaries or any of their properties or assets.

            SECTION 3. Representations and Warranties of the Purchaser. Purchaser represents and warrants to Seller as follows:

            SECTION 3.1. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania. The Purchaser has all the requisite corporate power


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       and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes the Purchaser's legal, valid and binding obligation enforceable in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally).

            SECTION 3.2. The execution, delivery and performance of this Agreement will not (i) violate any provision of the Purchaser's Certificate of Incorporation or By-laws or (ii) in any material way conflict with or result in any breach of any of the terms, conditions or provisions of or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Purchaser pursuant to, the terms of any material indenture, mortgage, deed of trust, bank loan or credit agreement or other material agreement or instrument to which the Purchaser is a party or by which it or any of its assets may be bound.

            SECTION 3.3. Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) require Purchaser or its subsidiaries to file or register with, notify, or obtain any permit, authorization, consent or approval of, any governmental or regulatory authority, other than receiving verbal approval from the Federal Reserve Board, which the Purchaser has obtained; or (b) violate any law or statute or any order, writ, injunction, decree, judgment or ruling of any court or governmental authority applicable to Purchaser or its subsidiaries or any of their properties or assets.

            SECTION 4. Assignment. This Agreement may not be assigned by Seller or Purchaser without the consent of the other party. All covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, except as any provision may by its terms be otherwise limited.

            SECTION 5. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the provisions concerning conflicts of laws.

            SECTION 6. Brokers Fees. The Purchaser shall indemnify the Seller and the Seller shall indemnify the Purchaser against any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby based in any way on agreements, arrangements or understandings made or alleged to have been made by the indemnifying party.




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            SECTION 7.  Survival of Provisions.  The representations,
       warranties and covenants set forth in this Agreement shall survive the purchase of Securities under this Agreement.

            SECTION 8. No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended, or shall be construed to confer upon or give to any person, firm or corporation other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement or of any term, provision, condition, undertaking, warranty, representation or agreement contained herein.

            SECTION 9. Miscellaneous. This Agreement sets forth the entire agreement of the parties hereto, and supersedes the provisions of any prior agreement or understanding of the parties with respect to the subject matter hereof. The descriptive headings of the sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. This Agreement may be executed in counterparts with the same effect as if both parties had signed the same document, and all counterparts shall be construed together and shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   MELLON BANK CORPORATION



                                   By: /s/Steven G. Elliott
                                       -----------------------------------
                                        Name: Steven G. Elliott
                                        Title: Vice Chairman



                                   AMERICAN EXPRESS TRAVEL
                                   RELATED SERVICES COMPANY, INC.



                                   By: /s/Walter S. Berman
                                       -----------------------------------
                                        Name: Walter S. Berman
                                        Title: Executive Vice President
                                               and Chief Financial Officer











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